EXHIBIT 10(b)

                              POLICY AND CLAIMS

                        PROCESSING SERVICES AGREEMENT

 This Processing Services Agreement, effective as of September 1, 2003 ("Effective Date"), is by and among CGI Information Systems & Management Consultants, Inc. ("CGI"), with a principal place of business at 300 Burnett Sweet, Fort Worth, TX 76102, Phoenix Indemnity Insurance Company ("Phoenix"), with a principal place of business at 14651 N Dallas Pkwy Ste 400, Dallas, TX 75254, collectively referred to as the "Parties" and individually referred to as a "Party." Phoenix is referred to as the "Client." This Processing Services Agreement, together with the Schedules and Statements of Work referenced herein and attached hereto, are collectively referred to as the "Agreement".

 This Agreement supercedes any and all other prior agreements between the Parties hereto relating to services provided by CGI or its predecessor in interest, to or on behalf of Phoenix Indemnity Insurance Company including but not limited to that certain letter of understanding between CGI and Hallmark Financial Services dated February 17, 2003.


                             Chapter 1 ARTICLE 1.

                        Chapter 2 SERVICES; TERM; FEES

 1.1 Services. CGI agrees to provide the services set forth on Schedule 1 ("Initial Services") to the Client according to the terms and conditions set forth in this Agreement. In addition to the Initial Services, CGI will provide to the Client such other services as the Client may reasonably request in writing from lime to time during the Term and with respect to which the Parties agree regarding the scope, nature and pricing of such services and the time period during which such services will be provided ("Additional Services"). The Initial Services and the Additional Services are sometimes referred to collectively as the "Services."

 1.2 Additional Services. Additional Services shall be performed under this Agreement by either executing an additional Schedule or a Statement of Work ("SOW").

   a) Additional Schedules. An additional Schedule is to be used if and when the Client and CGI agree on additional, on-going business services that CGI will perform for the client. The services, service levels, the fee for the services, and any special conditions will be documented in the Schedule. Each Schedule will reference this Agreement and will be numbered sequentially.

   b) Statements of Work. From time to time, the Client may elect to have CGI perform work that is not within the scope of the services defined in any Schedule. Such work will be documented and agreed to by the Parties using an SOW. Service requests shall be in writing, and upon mutual agreement between the parties, shall be attached to and incorporated into this Agreement as a separate SOW specifying the start date and duration of the service request, the services to be performed and any deliverables to be furnished by CGI. Each SOW shall reference this Agreement and will be numbered sequentially.

 1.3 Service Levels. CGI agrees to make a commercially reasonable effort to achieve the service levels documented in Schedule 1 for the Initial Services and any service levels documented in additional Schedules for Additional Services.

 1.4 Term. The term during which CGI will provide the Initial Services to Client will commence upon the Effective Date and will expire on November 30, 2003 ("Expiration Date"), unless extended or terminated pursuant to the terms of this Agreement. If services defined in any SOW extends beyond the Expiration Date, this Agreement will extend, for only those services, until such time as the services or service request is completed.

 1.5  Service Fees and Payments.

 a) Service Fees. During the Term, Client will pay to CGI for the performance of the Initial Services the fees set forth in Schedule 1 and the fees for Additional Services established in either a Schedule or SOW ("Service Fees").

 b) Payment. CGI will invoice Client within 15 days after the end of the month for services rendered during the prior month. Client will remit all payments due to CGI for services rendered within 15 days of receipt of such invoice.

 c) Interest on Past Due Payments. Any undisputed sum due CGI pursuant to this Agreement that is not paid within 15 days of when payment is due shall bear interest from that date until the date such sum is paid at the lesser of 1.5 percent per month or the maximum rate of interest allowed by applicable law. Client will also pay CGI for any reasonable expenses, including attorney's fees, incurred by CGI in the collection of any amounts due and payable under this Agreement.

 d) Payment Disputes. Any disagreement between the parties with respect to payments and amounts due and owing shall be notified to the other party and the parties shall initially meet to resolve any such dispute. If the parties are unable to resolve the dispute within five (5) business days of the initial meeting, either party may submit such claim to arbitration pursuant to the disputes clause specified in Section 9. In the event that there is an amount in dispute, Client remains obligated to pay all undisputed amounts.

 e) Electronic Funds Transfer. CGI will provide Client bank routing information. All payments are to be via Electronic Funds Transfer (BET), unless otherwise agreed to in writing by the parties, to the account specified in writing by CGI.

 1.6 Unanticipated and Increased Service Level Changes. Each Party agrees to negotiate in good faith for an adjustment to the Services Fees in the event of any statutory, regulatory or judicial changes that require either additional activities not then provided for pursuant to this Agreement or reduce or lessen the activities then provided.

 1.7 Taxes. Client shall be responsible for any tariffs and taxes, however designated or levied, now existing or imposed in the future that are applicable to the Services. Such tariffs and taxes include state and local privilege and excise taxes, sales taxes, and any other tariff or tax based on Services performed.

 1.8 Travel. If approved by Client in writing, CGT personnel will undertake reasonable travel necessary for the performance of the Services. CGI personnel will make travel arrangements and incur reasonable travel expenses necessary for performance of the Services pursuant to the terms of CGI's then current Travel and Expense Policy. Expenses will be billed to the Client at cost. Travel fees will be invoiced monthly as appropriate.


                                  ARTICLE 2

  REPRESENTATION AND WARRANTIES OF CLIENT

 Client represents and warrants that the statements contained in this Article are correct and complete as of the Effective Date.

 2.1 Corporate Status; Qualification. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. There is no pending or, to the Client's knowledge, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Client. Client is duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where qualification is required, except where the lack of such qualification would not have a material adverse effect.

 2.2  Corporate Power  and  Authority. Client  has  the corporate  power  and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Client has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

 2.3 Enforceability. This Agreement has been duly executed and delivered by Client and constitutes a legal, valid and binding obligation of Client enforceable against it in accordance with the terms of this Agreement, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


                                  ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF CGI

 CGI represents and warrants that the statements contained in this Article are correct and complete as of the Effective Date.

 3.1 Corporate Status; Qualification. CGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. There is no pending or, to CGI's knowledge, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of CGI. CGI is duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where qualification is required, except where the lack of such qualification would not have a material adverse effect.

 3.2 Corporate Power and Authority. CGI has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. CGI has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

 3.3 Enforceability. This Agreement has been duly executed and delivered by CGI and constitutes a legal, valid and binding obligation of CGI enforceable against it in accordance with the terms of this Agreement, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


                                  ARTICLE 4

                           PERFORMANCE OF SERVICES

 4.1 Designated Representative. Each Party will appoint an individual (a "Designated Representative") who will (a) oversee and manage the performance of its obligations under this Agreement, (Ii) serve as such Party's primary managerial point of contact with the other Party and (c) be authorized to act for it and on its behalf with respect to all matters relating to this Agreement.

 4.2 Access to Records and Facilities. CGL will provide Client reasonable access to its facilities and all books, records and accounts, in a format readable by the Client and necessary to verify compliance with this Agreement. Such access will be made available upon prior written notice during normal business hours for the Term of this Agreement and during the periods in which CGI is required to maintain such records. CGI will provide the appropriate state insurance department reasonable access to its facilities and all necessary books, records and accounts in a form usable by such department. Client remains responsible for ensuring that all persons given access comply with the confidentiality provisions of Article V.

 4.3 Ownership of Property.

    a) Client's Property. Client will own all right, title, and interest in and to the content of the data, output, files, and computer images created or developed in connection with, as a result of or incident to the performance of the Services. Unless otherwise explicitly stated, nothing herein shall be deemed a transfer of any fights in Client property to CGI.

    b) CGI'S Property. Subject to the immediately foregoing paragraph, CGI will own all right, title and interest in and to any and all intellectual property, including, but not limited to, any and all tools, techniques, processes, procedures, inventions, software, patents, know how, trade secrets and copyrights, that it owned prior to the Effective Date, independent of this Agreement, and that are first discovered, created or developed by CGI in connection with, as a result of or incident to the performance of the Services. Unless otherwise explicitly stated, nothing herein shall be deemed a transfer of any rights in CGI property to Client.

 4.4 Client Responsibilities. Client acknowledges that GUI's performance of the Services requires the support and cooperation of Client. As such, Client agrees to cooperate with CGI, and will perform the duties in a timely manner. Client will provide any information, data and/or documentation (collectively, "Data") that CGI reasonably requests from Client that is necessary for CGI to properly perform its obligations hereunder. Such Data shall be provided by Client in the form and by the dates mutually agreed upon, and shall be kept confidential by CGI in accordance with this Agreement. To reduce the possibility of delays, errors or inaccuracies, CGI agrees to promptly assess such Data received from Client with respect to the accuracy and usability thereof and to notify Client within a commercially reasonable timeframe not to exceed 10 business days or other mutually agreed upon timeframe of any resultant impact on CGI performance of the Services. Thereafter, CGI shall not be liable for any Client caused delays, errors or inaccuracies, the potential for which proper notification was given to Client. CGI shall be entitled to appropriate adjustments (pricing, scheduling, etc.) resulting from such delays, errors or inaccuracies. In the event that Client fails to perform its duties in a timely manner and such delays require modifications related to CGI's performance of the Services, then any costs associated therewith shall be the responsibility of Client and CGI shall be entitled to appropriate adjustments resulting from such failure by Client.

 4.5 Maintenance of Documents and Files. During the Term, CGI will maintain appropriate documents and files as required. CGI will not destroy these documents and files without the written permission of Client for a period of at least ten years from the loss or termination date of the applicable policy, or the period specified by the applicable state or federal statute regulating preservation of records, whichever is longer. CGI may, at its discretion, use magnetic, optical, and other types of technology to store such data.

 4.6 Commercially Reasonable Efforts. Each Party will use its commercially reasonable efforts to satisfy its respective obligations hereunder.

 4.7 Insurance. During the Term, CGI will maintain errors and omissions insurance under a current and paid up policy, effective as of the Effective Date, issued by an insurer reasonably acceptable to Client, which insurance will have a policy limit of no less than $5,000,000 and a deductible no greater than $500,000. If CGI fails to maintain coverage or incurs a lapse in coverage, Client may purchase tail coverage (at CGI's expense) in the amount set forth herein. CGI will provide a copy of said insurance policy to Client and annually provide to Client a certificate of insurance issued by CGI's carrier. Client will be named as an additional insured to CGI's errors and omissions policy.


                                  ARTICLE 5

                               CONFIDENTIALITY

 5.1 Definitions. For purposes of this Article the following definitions will apply:

   a) "Affiliate" means a company that has a 50% or more ownership interest in another company or a company in which another company has 50% or more ownership interest.

   b) "Client"   means    Client   and   its    directors,   officers,    and
      Representatives, but in no circumstances includes a third party competitor of CGI.

   c) "CGI"   means  CGI,   its  Affiliates,   any  parent   corporation   or
      subsidiaries, directors, officers, and Representatives.

   d) "Confidential Information" means any information of the Disclosing Party, oral or written, whether prepared by the Disclosing Party, its Representatives or otherwise, which is furnished to the Receiving Party in relation to this Agreement. Such information includes, but is not limited to, financial information, trade secrets, processes, inventory, formulas, prices, markets, employee lists, salaries, reports, computer files, maps, drawings, specifications, title reports, Client information and lists, vendor sources, development and marketing plans, statistical data, forecasts, marketing strategies, or other commercial, technical, strategic or human resources information, and know how obtained from the foregoing. The term "Confidential Information" does not include: (a) information which is or becomes generally available to the public other than as a result of any unauthorized disclosure or any wrongful acts of the Receiving Party;
      (b) information which is independently developed by the Receiving Party without the use of Confidential Information from the Disclosing Party; (c) information which is rightfully received from a third party whose disclosure would not violate any confidentiality obligation or breach of any agreement; or (d) information which is approved for release by the Disclosing Party in writing signed by the Disclosing Party specifying the information to be released.

   e) "Disclosing Party" means Client or CGI, as the case may be, with respect to any Confidential Information provided by such party to the other party.

   f) "Receiving Party" means Client or CGI, as the case may be, with respect to any Confidential Information received by such party from the other party.

   g) "Representative" means any employee, agent, attorney, accountant, financial advisor or other person acting on behalf of a party under a contractual relationship in connection with this Agreement.

 5.2  Nondisclosure. The Parties hereby agree as follows:

   a) Use of Information. All Confidential Information will be used solely for the purpose of performing of the Services. In no event will Confidential Information be used by any party or person receiving Confidential Information for business or competitive purposes.

   b) Confidentiality. All Confidential Information will be kept strictly confidential by the Receiving Party and the Receiving Party will restrict disclosure of Confidential Information to only those employees agents and advisors of the Receiving Party who have a need to know such information for the purpose of performing the Services.

   c) Disclosure to Representatives. Representatives of the Receiving Party shall be informed by the Receiving Party of the confidential nature of such information and the covenant of confidentiality by the Receiving Party hereunder, and they shall be directed by the Receiving Party to treat such information confidentially. Before any disclosure or dissemination of any Confidential Information subject to this Agreement is made to any person, other than an officer, director, or employee of the Receiving Party or its counsel or independent accountant, the person to whom such disclosure is made shall execute a confidentiality and non-disclosure agreement in favor of, and in form acceptable to, the Disclosing Party.

 5.3 No Solicitation. Each Party acknowledges that the other Party makes a substantial investment in the training and development of its employees and each Party therefore agrees, during the term of this agreement and for a period of twelve (12) months thereafter, not to hire, either directly or indirectly, whether though solicitation or otherwise, any employee of the other Party without the other Party's prior express written consent. Unless each Party provides express written consent, if a Party hires such an employee within 90 days of that employee's separation from the former employer, the acquiring Party agrees to compensate the other Party in an amount equal to twelve (12) months of that employee's annual compensation.

 5.4 Required Disclosure. In the event the Receiving Party or its Representatives are requested or required in a judicial, administrative or governmental proceeding to disclose any Confidential Information, the Receiving Party shall cooperate with the Disclosing Party and provide it with prompt notice of any such request so that the Disclosing Party may seek an appropriate protective order and/or waive the Receiving Party's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party or its Representatives are nonetheless, in the opinion of the Receiving Party's attorneys, legally required to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other penalty, the Receiving Party may disclose such information to such tribunal without liability hereunder, provided that the Receiving Party complies with the notice provisions of this paragraph.

 5.5 Return of Confidential Information. Upon the expiration or termination of this Agreement, the Receiving Party shall promptly, and in any event upon request by the Disclosing Party, deliver to the Disclosing Party all Confidential Information, including all written and electronically stored copies in a form and by the dates mutually agreed upon. Neither the Disclosing Party nor its Representatives will retain any copies, extracts or other reproductions, in whole or in part, of such Confidential Information except where such Confidential Information is stored by CGI as part of its process of copying data for disaster recovery purposes. At the Disclosing Party's request, all documents, memoranda, notes and other writings prepared by the Receiving Party or its Representatives based on the information in the Confidential Information, or which quote from or summarize any Confidential Information, will be destroyed as soon as reasonably practicable, and such destruction shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party supervising such destruction.

 5.6 Remedies for Breach. The Parties acknowledge that a breach of the covenant of confidentiality contained in this Article 5 will result in irreparable and continuing damage to the Disclosing Party for which there will be no adequate remedy at law. hi the event of any breach of the covenant of confidentiality, the Receiving Party agrees that the Disclosing Party shall be entitled to seek and obtain specific performance of the covenants set forth in section 5.2 and 5.5 of this Agreement by the Receiving Party, including, upon making the requisite showing that it is entitled thereto, provisional injunctive relief restraining the Receiving Party from committing such breach, in addition to such other and further relict including monetary damages, as provided by law.

 5.7 Survival. THE OBLTOATIONS UNDER THIS ARTTCLE 5 WILL CONTINUE AFTER THIS AGREEMENT EXPIRES ORTS TERMINATED.


                                  ARTICLE 6

   TRADE SECRET AND PROPRIETARY RIGHTS

 6.1 No Rights proprietary secrets, in to Software. Notwithstanding CGI's use of its computer software programs, or other trade the performance of the Services, neither this Agreement nor the performance of any Services hereunder will be construed as a grant of a license or any other interest in or to CGI's computer software programs or other trade secrets. Further, this Agreement grants to Client no right to possess or reproduce, or any other interest in, any of the computer software programs or other trade secrets used in the performance of all or any part of the Services or their specifications in any tangible or intangible medium. Client may not mortgage, hypothecate, sell, assign, pledge, lease, transfer, license, sublicense, provide access to, decompile, or reverse engineer any computer software programs or other trade secrets used in the performance of all or any part of the Services, nor allow any person or entity to transmit, copy, reproduce, use, decompile, or reverse engineer any such computer software programs or other trade secrets. In the event Client comes into possession of the computer software programs or other trade secrets used in the performance of all or any part of the Services, Client will immediately notify CGI and return such computer software programs or other trade secrets and all copies of any kind thereof to CGI, unless such possession is authorized in writing by CGI as part of providing the Services.

 6.2 Nondisclosure. The Parties acknowledge that the duties related to protection of trade secrets are often more stringent than those for protection of other forms of proprietary information. Other than Client's employees that need access to computer software programs or other trade secrets for the performance of their duties, Client covenants and agrees not to disclose or otherwise make available to any person any computer software programs or trade secrets used in the performance of all or any part of the Services. Client agrees to take all reasonable steps necessary to obligate each of its employees who is given access to such computer software programs or other trade secrets to a level of care sufficient to protect the computer software programs or other trade secrets from unauthorized disclosure, and to comply with all applicable laws and regulations pertaining to protection of trade secrets.

 6.3 Survival. THE OBLICIATTON OF CLIENT UNDER THIS ARTICLE WILL CONTINUE AFTER THIS AGREEMENT EXPIRES ORTS TERMINATED.


                                  ARTICLE 7

                           TERMTNATION & EXPIRATION

 7.1 Termination of Agreement. This Agreement may be terminated prior to the Expiration Date only as follows:

   a) by written notice from the non-breaching Party upon a material breach by the other Party of its duties or obligations under this Agreement; provided, however, that (i) such breach remains substantially uncured for thirty (30) days after written notice specifying such breach is received by the breaching Party or (ii) with respect to a breach that cannot be reasonably cured within a thirty (30) day period, should the defaulting party fail to proceed within thirty (30) days after written notice specifying the breach to commence curing the breach and thereafter fails to proceed with all reasonable diligence to cure substantially the breach;

   b) by a Party in the event (I) the other Party makes a general assignment for the benefit of creditors, (ii) the other Party files a voluntary petition in bankruptcy or petitions for reorganization or similar arrangement under the bankruptcy laws, (iii) a petition in bankruptcy is filed against the other Party by a third party and such petition is not dismissed within ninety (90) days of its filing date, or (iv) a receiver or trustee is appointed for all or any part of the property and assets of the other Party; or

   c) by Client, upon commission by CGI of fraud, criminal conduct or willful violation of an insurance statute or regulation, if said conduct by CGI has a material adverse effect on Client's ability to engage in business. This paragraph does not apply to conduct by CGI employees who are not acting at the direction of CGI.

 7.2 Procedure upon Expiration or Termination. Upon expiration or termination of this Agreement and in lieu of any other arrangement to continue system processing services: CGI will transfer all Client data to the Client via a copy of the most recent backup tape. CGI will provide data in another format for a reasonable and customary fee if requested.

   a) Client shall pay CGI all undisputed amounts due and owing to CGI through the date of termination or expiration in accordance with the Payment terms of this Agreement.

   b) Such expiration or termination will not in any way limit, restrict or relieve any Party of liability for any breach of this Agreement.

   c) The Parties recognize that upon termination of this Agreement, Client may require a continuation of certain services necessary for winding down, running off and/or the smooth transition of business. Such services shall be provided by CGI at a price and level of service to be mutually agreed upon.

   d) The parties agree that subrogation and salvage files will transfer to Client effective October 13, 2003. Client will pay CGI 25% of the subrogation and 15% of the salvage for October 1-12, 2003. For the balance of October, Client will pay a pro-rated amount of the separate subrogation and salvage fees based on the average of the fees for the months of July, August and September 2003. The November fees for subrogation and salvage will be equal to the average of the fees for the months of July, August and September 2003. Any new claim received by CGI after October 13, 2003, involving salvage will be transferred to Client for handling of the entire claim.

  e) Any adjusting expense customarily incurred, regardless of type, initiated, incurred or generated prior to the termination of this Agreement shall be the sole responsibility of CGI. Customary adjustment expenses include but are not limited to police reports, official reports from local, state and federal agencies, motor vehicle reports, appraisals and independent adjuster fees. Claim adjustment expenses that are not customarily incurred by CGT include all legal expenses (to include but not limited to attorney fees, examinations under oath, court reporter fees), engineers, reconstruction experts, other experts, and those expenses incurred by CGI's special investigation unit in the investigation of possible fraud. Conversely, any adjusting expense, regardless of type, initiated, incurred or generated after the termination of this Agreement, shall be the sole responsibility of Client.

   f) Neither Party will make any disparaging comments, whether oral or written, about the other Party or the relationship between the Parties.


                    ARTICLE 8 - REMEDIES AND LIMITATION OF
                                  LIABILITY

 8.1 Indemnification of the Parties. Each Party (the "Indemnitor") will indemnify, defend, and hold harmless any other Party (the "Indemnitee") from and against any arbitration award, claim, cost, damage demand, expense, fine, liability, lawsuit, obligation, payment or penalty of any kind or nature whatsoever, including any reasonable attorney's fees and expenses (a "Claim") incurred by the Indemnitee that arises out of or directly relates to the Indemnitor's performance or breach of this Agreement or any Schedule or Statement of Work attached from time to time hereto and made a part hereof, unless the performance or breach was at the written direction of the other party. Upon Indemnitee's request, the Indemnitor will indemnify the Indemnitee's directors, employees, officers, agents, attorneys, representatives and shareholders to the same extent as such Indemnitee. No such person, however, will be a third party beneficiary of the indemnification provision set forth in this Agreement. To the extent that an Indemnitee requests the Indemnitor to indemnify such Party's directors, employees, officers, agents, attorneys, representatives and shareholders, the Indemnitee will cause such persons or entities to comply with the indemnification provisions and abide by the indemnification limitations set forth in this Agreement.

 8.2  Limitations of Liability.

    (a) The parties hereby agree that except to the extent otherwise covered by Professional or General Liability insurance policies issued to or on behalf of CGI, CGI will only be liable for direct damages, as defined herein, sustained by Client as a result of CGI's breach of this Agreement whether such breach is the result of negligence, gross negligence or willful misconduct in the performance of the services provided in the Agreement and/or any Schedule or Statement of Work attached from time to time hereto and made a part hereof, provided however, that CGI will not be deemed to have been grossly negligent in connection with any action or any failure to take an action, taken at the direction of Client. For the purposes of this Agreement, direct damages are defined as those damages which usually, naturally and necessarily flow from a wrongful act or breach and are of a nature that the mere allegation of breach gives sufficient notice to the breaching party that they will result from that party's breach of this Agreement. Direct damages will include, by way of example only: additional operational expenses, remedial expenses, mitigation expenses, and cover damages.

    (b) In no event, except when covered by liability insurance, shall a party be liable for any consequential, indirect, punitive, exemplary, incidental, multiple or special damages with respect to any breach of this agreement; provided, however, that this subsection will not limit the amount of a Claim for indemnification (as opposed to a Claim for damages) which is based on an amount paid by an Indemnitee to a third party that contains consequential, incidental, punitive, or special damages as a component of such amount paid by the Indemnitee to the third party.

    (c) Notwithstanding subsections (a) and (b) above, CGI's total liability for damages shall not exceed the greater of either the amounts which were paid to CGI during the eighteen (18) month period prior to the event which is subject to the claim or, if 18 monthly payments have not yet been received by CGI, the total amount of those previously received payments plus those anticipated to be made into the future until a total of 18 monthly payments would have been received.

  8.3 Limitation Acknowledgment. Each Party expressly acknowledges that the limitations set forth in this Article represent the express agreement of the Parties with respect to the allocation of risks between the Parties, including the level of risk to be associated with the performance of the Services as related to the amount of payment to be made to CGI for such Services, and each Party fully understand and irrevocably accepts such limitations.

  8.4 Notice of Claim. Any award of damages or indemnification pursuant to this Agreement is conditioned upon the Indemnitor having received full written notice within 3 business days of receipt of the Claim by Indemnitee and the Indemnitee allowing the Indemnitor to fully direct the defense or settlement of such Claim; provided, however, that the failure to receive notice as required in this section relieves the Indemnitor of its obligations under this Article only if the Indemnitor is materially prejudiced by the failure to receive such notice. The Indemnitor will not be responsible for any settlement or compromise made without its consent and such consent shall not be unreasonably withheld or delayed.

 8.5 Survival. THE OBLICIATIONS UNDER THIS ARTICLE 8 SURVIVE THE EXILPRATION OR TERMINATION OF THIS ACIREEMENT.


                                  ARTICLE 9

                      ARBITRATION AND EQUITABLE REMEDIES

 9.1 Settlement Meeting. The Parties will attempt in good faith to resolve promptly through negotiations any dispute under this Agreement. If any such dispute should arise, the Parties will meet at least once to attempt to resolve the matter (the "Settlement Meeting"). Any Party may request the other Parties to attend a Settlement Meeting at a mutually agreed time and place within ten days after delivery of a notice of a dispute. The occurrence of a Settlement Meeting with respect to a dispute will be a condition precedent to seeking any arbitration or judicial remedy, provided that if a Party refuses to attend a Settlement Meeting or does not avail itself to a Settlement Meeting within twenty days after delivery of a notice of dispute the other Party may proceed to seek such remedy.

 9.2 Arbitration Proceedings. If the Parties have not resolved a monetary dispute at the Settlement Meeting any Party may submit the matter to arbitration. A panel of three arbitrators will conduct the arbitration proceedings in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Section 1 et seq.) and the Commercial Arbitration Rules of the American Arbitration Association (AAA) (the "Arbitration Rules"). The decision of a majority of the panel will be the decision of the arbitrators.

 9.3 Arbitration Notice. To submit a monetary dispute to arbitration, a Party shall furnish the other Parties and the AAA with a notice (the "Arbitration Notice") containing (i) the name and address of such Party,
    (ii) the nature of the monetary dispute in reasonable detail, (iii) the Party's intent to commence arbitration proceedings under this Agreement, and (iv) the other information required under the Federal Arbitration Act and the Arbitration Rules.

 9.4 Selection of Arbitrators. Within ten days after delivery of the Arbitration Notice, each Party shall select one arbitrator from the list of the American Arbitration Association's National Panel of Commercial Arbitrators. Within ten days after the selection of the two arbitrators, those two arbitrators will select the third arbitrator from such list and two alternates, and each party shall have one veto, to use at its sole discretion, to disqualify a selected third arbitrator, in which case, the two arbitrators will select from the remaining alternate arbitrators. If the first two arbitrators cannot select a third arbitrator and two alternate arbitrators within such ten day period, the AAA will select such third arbitrator from the list and neither party shall have veto power over such AAA selected third arbitrator. Each arbitrator will be an individual not subject to disqualification under Rule No. 19 of the Arbitration Rules with experience in settling complex litigation involving the insurance industry.

  9.5 Arbitration Final. The arbitration of the matters in controversy and the determination of any amount of damages or indemnification shall be final and binding upon the Parties to the maximum extent permitted by law, provided that any Party may seek any equitable remedy available under law as provided in this Agreement. This agreement to arbitrate is irrevocable.

  9.6 Place of Arbitration. Any arbitration proceedings will be conducted at such location as the Parties may agree. If the parties cannot agree on a mutually acceptable location, the location of the arbitration shall in Fort Worth, Texas. The arbitrators will hold the arbitration proceedings within sixty (60) days after the selection of the third arbitrator.

  9.7 Discovery. During the period beginning with the selection of the third arbitrator and ending upon the conclusion of the arbitration proceedings, the arbitrators will have the authority to permit the Parties to conduct such discovery as the arbitrators consider appropriate.

  9.8 Equitable Remedies. Notwithstanding anything else in this Agreement to the contrary, after the Settlement Meeting a Party will be entitled to seek any equitable remedies available under law. Any such equitable remedies will be in addition to any damages or indemnification fights that such Party may assert in an arbitration proceeding.

  9.9 Judgments. Any arbitration award under this Agreement will be final and binding. Any court having jurisdiction may enter judgment on such arbitration award upon application of a Party.

  9.10 Expenses. If any Party commences arbitration proceedings or court proceedings seeking equitable relief with respect to this Agreement, the prevailing Party in such arbitration proceedings or case may receive as part of any award or judgment reimbursement of such Party's reasonable attorneys' fees and expenses to the extent that the arbitrators or court considers appropriate.

  9.11 Cost of the Arbitration. The arbitrators will assess the costs of the arbitration proceedings, including their fees, to the Parties in such proportions as the arbitrators consider reasonable under the circumstances.

  9.12 Exclusivity of Remedies. To the extent permitted by law, the arbitration and judicial remedies set forth in this Article will be the exclusive remedies available to the Parties with respect to any dispute under this Agreement or claim for damages or indemnification under this Agreement.


                                  ARTICLE 10

                                MISCELLANEOUS

  10.1 Amendment. No amendment of this Agreement will be effective unless in writing, signed by the Parties.

  10.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement.

  10.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

  10.4 Expenses. Each Party will bear its own expenses with respect to the negotiation and preparation of this Agreement.

  10.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws, principles or provisions thereof; Each Party submits to the exclusive jurisdiction and venue of the State of Texas.

  10.6 No Assignment. Neither Party may assign its benefits or delegate its duties under this Agreement without the prior consent of the other Party; provided, however, that Client may assign its rights and delegate its duties under this Agreement to an affiliated entity without CGI's consent, but with prior notice to CGI. Any attempted assignment or delegation in violation of the foregoing sentence will be void. Notwithstanding the foregoing, each Party may assign its rights under this Agreement to any third party which acquires (through purchase, merger, reorganization or other combination) all or substantially all of the assets or equity of such Party without the other Party's consent, but with notice to the other Party.

  10.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

  10.8 Public Announcements. The Parties will agree on the terms of any press releases or other public announcements related to this Agreement, and will consult with each other before issuing any press releases or other public announcements related to this Agreement; provided, however, that any Party may make a public disclosure if in the opinion of such Party's counsel it is required by law or the rules of any applicable stock exchange or dealer quotation system to make such disclosure. The Parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof. The Parties may, however, include the other Party and the Party's logos on any serial list of clients and are not prohibited from discussing the general existence of the relationship.

 10.9 Representation by Legal Counsel. Each Party is a sophisticated entity that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

 10.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

 10.11 Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its heir, legal representatives, permitted assigns, and successors. provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

 10.12 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

 10.13 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

 10.14 Force Majeure. The Parties will not be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of Services resulting, directly or indirectly, from acts of God, acts of terrorism, civil or military authority, labor disputes, shortages of suitable materials, labor or transportation or any similar cause beyond the reasonable control of the Parties.

 10.15 Attorney's Fees. In the event of any action, arbitration, claim, proceeding or suit between Client and CGI seeking enforcement of any of the terms and conditions of this Agreement, the prevailing party in such action, arbitration, claim, proceeding or suit will be awarded its reasonable costs and expenses, including its court costs and reasonable attorneys' fees.

 10.16     Relationship  of  the   Parties.  The   Parties  are   independent
    contractors of one another, and there should be no instance in which they should be construed as partners or joint ventures.

 10.17 Drafting. Neither this Agreement nor any provision contained in this Agreement will be interpreted in favor of or against either Party because such Party or its legal counsel drafted this Agreement or such provision. No prior draft of this Agreement or any provision contained in this Agreement will be used when interpreting this Agreement or its provisions.

 10.18 Headings. Article and section headings are used in this Agreement only as a matter of convenience and will not have any effect upon the construction or interpretation of this Agreement.



 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year first written above.


 CGI Information Systems & Management Consultants, Inc.

 /s/ Richard J. Marxen
 ---------------------
 Authorized Signature


 Richard J. Marxen
 ---------------------
 Name

   SVP        10/22/03
 ---------------------
 Title          Date


 Phoenix Indemnity Insurance Company

 /s/ Brookland Davis
 ---------------------
 Authorized Signature

 Brookland Davis
 ---------------------
 Name

 President     10/1/03
 ---------------------
 Title          Date

                              POLICY AND CLAIMS

                  PROCESSING SERVICES AGREEMENT - SCHEDULE 1


 This Schedule is an attachment to the Policy and Claims Processing Services Agreement, dated September 1, 2003, between Client and CGI. CGI will perform the following services for the Client subject to the provisions to which the Parties have agreed. This Schedule is effective as of September 1, 2003, 12:01 a.m.


 SECTION lA
 SERVICES

 The following is a list of policy administration services that CGI will perform on behalf of the Client.

   1. Issue Client's policies, process renewals, cancellations, and reinstatements. CGI will use such non-renewal or cancellation notices as may be required by policy wording or regulatory authority. Client will advise CGI of appropriate wording.

   2. Process invoices for additional premiums and renewal bills.

   3. Process refunds for return premiums.

   4. Provide timely, accurate and appropriate responses to inquiries from producers, insureds, premium finance and mortgage companies and other relevant third parties (e.g. mortgagees).

   5. Provide data processing support for policy processing, including imaging of source documents, data entry, editing, electronic workflow, rating, coding, reporting, accounting, and maintenance of policy records.

   6. Insure that personnel assigned to support Client are appropriately licensed and trained and are provided with the necessary space, furniture, fixtures, electrical power, computer connections, telephones, and other required assets to support the services.

   7. Mail all necessary policy documents to relevant parties.

   8. Support Client billing through direct bill.

   9. Provide accounting services for premiums by receiving and distributing premiums, maintaining trust accounts, agency accounts and paying producer commissions, in accordance with Client's obligations including, but not limited to:

   a. Premium Bank Account. Promptly upon receipt thereof, CGI will deposit all premiums and other funds collected for business written by or on behalf of Client into a deposit-only bank account to be established and controlled by Client. CGI will be deemed to have a fiduciary responsibility to Client with regard to such funds of Client.

   b. Operating Account. Client will establish and fund a separate bank account which CGI may draw upon to pay return premium due policyholders and commissions due Producers (hereinafter called the "Operating Account"), CGI will reconcile all disbursements from the Operating Account each month by type and amount of disbursement (e.g., return premium, commissions due to or from Producers) and furnish a copy to Client.

   c. Monthly Reports. All month-end management reports in printed format will be provided to Client within 3 business days after the end of each month. Further, a cash journal will be provided to Client within 3 business days after the end of each month and all bank reconciliations will be provided to Client within 20 business days after the end of each month with no material reconciling items carried over from the prior month. All accounting end of the month electronic system downloads will be transferred to Client within 2 business days after the end of each month.

   d. Required Reports. Reports with the information and statistical data required by Insurance Services Office and necessary for Client to prepare any reports required by the National Association of Insurance Commissioners will be provided to Client as necessary or required to prepare such reports.

   12. Calculate and pay commissions to the Producer on Client's behalf, or invoice and receive the return of commission from the Producer on return premium transactions and prepare and mail a Federal 1099 tax statement for each Producer paid a commission during a tax year.

   13.     Provide  timely,  accurate  and  appropriate  responses  to   non-
      underwriting  questions  from  policyholders,  insured  and   producers
      concerning policy and/or endorsement issuance or billing.

   14. Maintain written operational procedures, as they exist as of the Effective Date, to handle all business related to the policies.

   15. Provide all agreed upon additional reports or perform modifications as requested in writing by Client on a time and materials basis utilizing the appropriate mix of service personnel required to perform the modifications or produce new reports. Rates for such personnel are listed in Section lB.

   16. Maintain a disaster recovery plan to be implemented in the event of an occurrence of a catastrophic event.

    The following is a list of claims administration services that CGI will perform on behalf of the client.

   1. Investigate, evaluate, and handle each claim reported according to applicable state law, the terms and conditions of the policy and any written standards provided by Client using appropriately trained and licensed personnel. Client grants CGI the authority to provide the foregoing claims administration services; provided, however that CGI will not have any authority to alter or discharge any policy or waive any policy provision or condition.

   2. Establish a claims operation center that will function as a control unit.

   3. Verify coverage on all cases.

   4 Administer the appraisal/assessment process using a combination of staff, independent appraisers and direct repair facilities reasonably acceptable to Client. All expenses for these appraisals/assessments will be incurred by CGI.

   5. Perform all reasonable and necessary administrative and clerical work in connection with claim or loss reports.

   6. Establish and maintain a claim file for each reported claim or loss. The claim file will have a daily activity log, which will be available for review at any and all reasonable times by Client subject to the provisions of the Agreement.

   7. Record and report each claim promptly to Client with a recommended reserve; and consult with, and seek consent from Client with respect to any of the following:

   a. Any loss or claim resulting in legal action being instituted against Client's insured, CGI or Client;

   b. Any loss or claim causing a complaint to be filed with any regulatory authority;

   c. Any inquiry from any regulatory authority, including but not limited to any insurance department, with respect to any claim or claims, even if no complaint causes such inquiry;

   d. Any claim in which CGI deems appropriate to rescind policy coverage for material misrepresentation;

   e. Any claim involving an allegation of extra contractual obligations, or bad faith claim handling;

   f. Any claim involving a fatality, major amputation, spinal cord or brain damage, loss of eyesight, extensive bums, poisoning, or multiple fractures;

   g. Any claim that Client desires to be kept advised of during the life of the claim; or

   h. Any claim where there has been a demand for policy limits and CGI does not evaluate the value of the claim to include settlement at that amount;

   i. Any claim involving asbestos, pollution, toxic waste and lead or paint poisoning;

   j. Potential subrogation in excess of $40,000;

   k. Any claim which is very likely to result in the commencement of litigation within 30 days;

   l. Any claim involving pharmaceuticals, communicable diseases, rape, child molestation or multiple claim food poisoning.

   m. Any claim involving denials of coverage not related to material misrepresentation

   8. Provide monthly and year-to-date reports on all claims activity including new claims reported, claims pending, claims closed and reserve changes. The reports will include:

   a. Information and statistical data (1) required by Insurance Services Office, (2) necessary for Client to prepare any reports required by National Association of Insurance Commissioners, or (3) other reports reasonably requested by Client.

   b. Loss runs with paid claims and outstanding reserves remaining at the end of each monthly report period, categorized as indemnity, medical payment, loss adjustment expense separated by other expense and legal expense (to the extent that Client properly inputs the necessary data), plus any other information required by the Annual Statement instructions or state regulatory agencies;

   c. Check registers;

   d. Reports needed by Client for the filing of reinsurance claims or quarterly reinsurance updates.

  9. Perform  a  periodic  review  at  mutually  agreed  upon  intervals   of
     outstanding claim reserves, and recommend changes outstanding claim reserves.

  10. Prepare checks and vouchers, compromises, releases, agreements and any other documents reasonably necessary to finalize and close claims. CGI will issue payments of claims and allocate loss adjustment expenses only within the guidelines as authorized by Client. For purposes of settling claims and paying claim-related expenses, Client has agreed to establish, maintain and fund a separate bank account from which CGI may draw against as hereinafter set forth (the "Claim Account"). Client agrees to deposit additional funds into the Claim Account on a weekly basis if necessary to maintain it at a level sufficient to allow CGI to carry out its obligations under this Agreement. CGI will regularly provide information and estimates to Client to enable Client to maintain the Claim Account at an appropriate level. Client will provide to CGI such information as is necessary for CGI to draw checks on the Claim Account. CGI hereby guarantees that any check it prepares will be signed and issued only in accordance with the procedures set forth below:

     Check Amount               #         Type            Authorized
                           Signatures                     Signatory
     0.01-$1,999.99             1      1 Facsimile           CGI
     $2,000.00-$9,999.99        2      1 Facs,l Orig         CGI
     $10,000.00-$19.999.99      2      2 Original            CGI
     $20,000.00+                2      2 Original       1 CGI, 1 Client

     Facsimile  signatures  can   be  replaced   with  original   signatures.
     Original signatures may not be replaced with facsimile signatures. Exceptions will be submitted to CGI in writing by Client.

     CGI will promptly deposit any monies collected through salvage and subrogation to the Claim Account, and maintain a register of all such collections and deposits (the "Salvage and Subrogation Register"). The Salvage and Subrogation Register will include, but will not be limited to, the following information: date of deposit, date of receipt of funds, the claim number, the payer, and the amount and purpose of such payment. (The "Claim Register" will include, but will not be limited to, the following information: claim number; date of check; payee; amount; and check number.) CGI will reconcile the Claim Register and the Salvage and Subrogation Register to the Claim Account on a monthly basis.

  11. Maintain service standards and claims documentation in accordance with standards set by Client and agreed to by CGI. CGI will be in compliance with all state regulations dealing with the adjusting and handling of claims. CGI will periodically review the development of the claims handling procedure with Client to identify problems and recommend corrective action.

  12. Pursue and prosecute diligently Client's salvage and subrogation rights relating to any losses. CGI will use reasonable efforts to collect and deposit funds arising from the enforcement of such rights into the Claim Account. CGI will report monthly on salvage/subrogation receipts.

  13. Provide on a case by case basis with prior client approval Special Investigative Services in accordance with guidelines agreed to by Client on a time and expense basis.

  14. Provide Client claim information to prepare reports (A) required by the Internal Revenue Service, and (B) other reports reasonably requested by Client.

  15. Maintain a disaster recovery plan to be implemented in the event of a catastrophic event.

  16. Upon (A) receipt by CGI of a demand for arbitration or notice that litigation has been filed concerning a claim or feature or (B) a determination by Client that it is necessary to commence litigation of a claim feature, or salvage or subrogation claim CGI will promptly provide the Designated Representative with written notice of Client's option to assume all further responsibility for the administration of the disputed claim or feature; and, in the event Client elects within ten (10) days to assume such responsibility for the disputed claim or feature, CGI will promptly transfer to Client such disputed claim or feature; and will promptly deliver to Client the original claim file, notes, photographs and any Special investigation Unit files, which material will be returned to CGI at the conclusion of the arbitration or litigation. Notwithstanding Client's election with respect to the Party responsible for the administration of any disputed claim or feature, Client will be responsible for all expenses regarding such arbitration or litigation, including attorneys' fees, incurred after receipt by CGI of a demand for arbitration or after receipt by CGI of notice that litigation has been filed concerning a claim or feature.


 SECTION lB
 SERVICE FEES

 CGI will perform the services listed above for the following fee:

 1. Policy Administration Services. Policy Administration fees shall be equal to 7.15% of the Written Premium recognized by the Client for each month, subject to a monthly minimum of $lQ0,000.O0.

 2. Claims Administration Services. Claims Administration fees shall be equal to 7.75% of the Earned Premium recognized by the Client for each month. Subject to Section 7.2(d) of the Processing Services Agreement to which this Schedule 1 is a part, CGI will be entitled to retain 25% of all subrogation recoveries and 15% of all salvage recoveries. Special Investigative Unit Services will be provided as approved by Client for the fee of $60 per hour, plus actual expenses.

 3. When requested and authorized by Client, processing system modifications will be charged to Client, on a time and materials basis utilizing the appropriate mix of service personnel required to perform the modifications. Hourly rates for such services are $125 per hour.

 4. Travel. Client will reimburse CGL for all reasonable travel requested by Client in connection with the work performed under this Service Schedule.

 IN WITNESS WHEREOF, the parties hereto have caused this Schedule to the Processing Services Agreement to be executed in duplicate by their duly authorized representatives.


 CGI Information Systems & Management Consultants, Inc.

 /s/ Richard J. Marxen
 ---------------------
 Authorized Signature


 Richard J. Marxen
 ---------------------
 Name

   SVP        10/22/03
 ---------------------
 Title          Date


 Phoenix Indemnity Insurance Company

 /s/ Brookland Davis
 ---------------------
 Authorized Signature

 Brookland Davis
 ---------------------
 Name

 President     10/1/03
 ---------------------
 Title          Date